Exhibit 10.63

LOAN PREPAYMENT, MODIFICATION AND SECURITY TERMINATION AGREEMENT

(Accentia Biopharmaceuticals, Inc.)

THIS LOAN PREPAYMENT, MODIFICATION AND SECURITY TERMINATION AGREEMENT (this “Agreement”) is made as of December 15, 2011, by and among LV ADMINISTRATIVE SERVICES, INC., as Administrative and Collateral Agent for the Lenders (“LV”), the LENDERS who are signatories hereto (the “Lenders”), and ACCENTIA BIOPHARMACEUTICALS, INC., a Florida corporation (“Accentia”).

RECITALS

WHEREAS, on November 10, 2008, Accentia commenced a voluntary case for reorganization under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Middle District of Florida, Tampa Division (the “Bankruptcy Court”), which case is currently being jointly administered under Case No. 8:08-bk-17795-KRM (the “Bankruptcy Case”);

WHEREAS, on August 16, 2010, Accentia and certain of its subsidiaries filed with the Bankruptcy Court their First Amended Joint Plan of Reorganization of Accentia Biopharmaceuticals, Inc., Analytica International, Inc., TEAMM Pharmaceuticals, Inc., AccentRx, Inc., and Accentia Specialty Pharmacy, Inc. under Chapter 11 of Title 11, United States Code dated as of August 16, 2010 (the “Accentia Joint Plan”), which was modified by the First Modification to First Amended Joint Plan of Reorganization of Accentia Biopharmaceuticals, Inc., Analytica International, Inc., TEAMM Pharmaceuticals, Inc., AccentRx, Inc., and Accentia Specialty Pharmacy, Inc. under Chapter 11 of Title 11, United States Code dated as of October 25, 2010 (the “Accentia First Modification” and, together with the Accentia Joint Plan, the “Accentia Plan”);

WHEREAS, on November 2, 2010, the Bankruptcy Court entered in the Bankruptcy Case its Order Confirming First Amended Joint Plan of Reorganization of Accentia Biopharmaceuticals, Inc., Analytica International, Inc., TEAMM Pharmaceuticals, Inc., AccentRx, Inc., and Accentia Specialty Pharmacy, Inc. under Chapter 11 of Title 11, United States Code Dated as of August 16, 2010, as Modified, Pursuant to 11 U.S.C. §1129, and the effective date of the Accentia Plan occurred on November 17, 2010;

WHEREAS, pursuant to the Accentia Plan, on November 17, 2010, LV, Erato Corp., PSource Structured Debt Limited, Valens U.S. SPV I, LLC, Valens Offshore SPV II, Corp., and Accentia entered into that certain Term Loan and Security Agreement (the “Loan Agreement”), pursuant to which Erato Corp., PSource Structured Debt Limited, Valens U.S. SPV I, LLC, and Valens Offshore SPV II, Corp. received Secured Term Notes of Accentia in an aggregate principal amount of $8,800,000.00 (collectively, the “Notes”);

WHEREAS, Erato Corp. has assigned its Secured Term Note dated November 17, 2010, in the original principal amount of $6,210,442.00, to Calliope Capital Corp.;

WHEREAS, the Notes are secured by, among other items, (i) that certain Grant of Security Interest in Intellectual Property dated as of November 17, 2010 by Analytica International, Inc. (“Analytica”) in favor of LV (the “IP Security Agreement”), (ii) that certain Security Agreement dated November 17, 2010 by Analytica in favor of LV (the “Security Agreement”), (iii) that certain Guaranty dated November 17, 2010 by Analytica in favor of LV (the “Guaranty”), (iv) that certain Stock Pledge Agreement (Analytica Common Stock) dated as of November 17, 2010 by Accentia in favor of LV (the “Pledge Agreement”), and (v) that certain UCC-1 Financing Statement by Analytica in favor of LV bearing File No. 201003679585 and filed with the Florida Secretary of State on December 6, 2010 (the “Financing Statement”);

WHEREAS, the Notes are also secured by that certain Stock Pledge Agreement (Biovest Common Stock) dated as of November 17, 2010 by Accentia in favor of LV (the “Biovest Pledge Agreement”);

WHEREAS, on October 31, 2011, Analytica, LA-SER Alpha Group Sarl (“LA-SER”) and Accentia entered into an Asset Purchase Agreement (the “Purchase Agreement”), which provides for the sale by Analytica, and the purchase by LA-SER or its designee, of certain of the assets (the “Assets”) of Analytica free and clear of any liens, claims or encumbrances for an upfront purchase price of $4,000,000.00 plus an Earnout (as such term is defined in the Purchase Agreement);

WHEREAS, on November 30, 2011, the Bankruptcy Court entered in the Bankruptcy Case its Order Granting Reorganized Debtors’ Motion to Approve Sale of Assets of Analytica, Inc., which authorized the execution, delivery and performance of the Purchase Agreement by Accentia and Analytica; and

WHEREAS, LV and Accentia entered into that certain letter agreement dated October 19, 2011 (the “Letter Agreement”) pursuant to which the parties agreed that LV and the Lenders would release certain collateral securing the Notes and terminate certain agreements relating to Analytica in exchange for a payment of not less than $4,000,000.00, which shall be applied to pay any accrued and unpaid interest on and to reduce the outstanding principal amount of the Notes as provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

2. The parties hereto agree that the above Recitals are true and correct in all respects.

3. Simultaneously with the closing of the purchase and sale of the Assets, Accentia (i) has caused Analytica to pay $4,000,000.00 to the Lenders (the “Prepayment”), which amount shall be applied towards the payment of the accrued and unpaid interest of and outstanding principal balance of the Notes in accordance with the Laurus/Valens Note Analysis attached hereto as Exhibit A, and (ii) has executed Amended and Restated Secured Term Notes in the forms attached hereto as Exhibit B (the “Amended and Restated Notes”).

4. Upon the receipt of the Prepayment:

a.	LV hereby concurrently terminates the IP Security Agreement and the Security Agreement and releases and discharges any and all liens on the Collateral (as such term is defined under the IP Security Agreement and the Security Agreement, as applicable) granted to LV under the IP Security Agreement and the Security Agreement as security for the Notes.

b.	In connection with the release by LV of its liens on the Collateral, LV hereby concurrently authorizes Accentia to file the UCC-3 termination statement in the form attached hereto as Exhibit C with the Florida Secretary of State, which shall terminate the Financing Statement in all respects. In addition, LV hereby concurrently authorizes Accentia to file the UCC-3 termination statement in the form attached hereto as Exhibit D with the Florida Secretary of State, which terminates a UCC-1 Financing Statement by Analytica in favor of Laurus Master Fund, Ltd. bearing File No. 200500445778 and filed with the Florida Secretary of State on August 15, 2005.

c.	LV hereby concurrently terminates the Pledge Agreement and releases and discharges its lien on the Collateral and the Pledged Stock (as such terms are defined in the Pledge Agreement). In connection with such release of lien, LV shall return to Accentia all shares of Analytica common stock (including the Pledged Stock) and related stock powers that are being held by LV as collateral for the Notes.

d.	LV hereby concurrently terminates the Guaranty and acknowledges and agrees that the Guaranty shall be of no further force and effect after the date hereof.

e.	LV and the Lenders hereby irrevocably waive, release and give up all rights to or interests in any and all payments of the Earnout and to the Net Cash (as such term is defined in the Purchase Agreement).

5. The parties hereto acknowledge and agree that the term “Accentia Term Notes” in the Loan Agreement shall mean the Amended and Restated Notes, as hereafter amended or restated from time to time.

6. Notwithstanding the release by LV and the Lenders of all liens on the assets of Analytica, the Guaranty and the pledge by Accentia of the Pledged Stock, LV and the Lenders shall continue to hold their first lien security interest in 20,115,818 shares of the common stock of Biovest International, Inc. which have been pledged pursuant to the Biovest Pledge Agreement by Accentia as collateral for the Notes, as amended hereby.

7. Except as specifically amended pursuant to this Agreement and the documents delivered in connection herewith, including without limitation, the Amended and Restated Notes, the Loan Agreement and each Ancillary Agreement delivered in connection with the closing thereunder shall remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy, nor constitute a waiver of any provision of the Loan Agreement or any Ancillary Agreement except as otherwise provided herein.

8. LV agrees, from time to time after the date hereof, to execute and deliver to Accentia, at the sole cost and expense of Accentia, such further instruments and documents and to take such further actions as may be reasonably necessary to fully effect the foregoing releases, discharges and terminations. LV and the Lenders acknowledge and agree that the foregoing releases, discharges and terminations shall be fully binding on LV and the Lenders notwithstanding any provisions in the Loan Agreement or any Ancillary Agreement that require full payment of the Notes prior to the effectiveness of such releases, discharges and terminations.

9. This Agreement shall be binding upon the parties hereto and their respective successors and assigns. The parties hereto agree that this Agreement is fully and adequately supported by consideration, is fair and reasonable, and that they have had the opportunity to discuss this matter with counsel of their choice. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to constitute one agreement. It is understood and agreed that if facsimile copies of this Agreement bearing facsimile signatures or e-mails of PDF copies of signatures are exchanged between the parties hereto, such copies shall in all respects have the same weight, force and legal effect and shall be fully as valid, binding, and enforceable as if such signed facsimile copies were original documents bearing original signature.

10. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED ACCORDING TO, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS PROVISIONS THEREOF. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Loan Prepayment, Modification and Security Termination Agreement as of the date first above written.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey

Name: Samuel S. Duffey
Title: President

LV ADMINISTRATIVE SERVICES, INC.

By:	/s/ Patrick Regan

Name: Patrick Regan
Title: Authorized Signatory

CALLIOPE CAPITAL CORP., as assignee of ERATO CORP.

By:	/s/ Patrick Regan

Name: Patrick Regan
Title: Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

By:	/s/ Patrick Regan

Name: Patrick Regan
Title: Authorized Signatory

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan

Name: Patrick Regan
Title: Authorized Signatory

VALENS OFFSHORE SPV II, CORP.
By: Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan

Name: Patrick Regan
Title: Authorized Signatory

Exhibit A

Laurus/Valens Note Analysis

Exhibit B

Amended and Restated Secured Term Notes

Exhibit C

UCC-3 Termination Statement

Exhibit D

UCC-3 Termination Statement